1.1 1 AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT This Amendment No. 2 to Employment Agreement (“Second Amendment”) dated as of September 15, 2026, is made and entered into by and between Mercury Systems, Inc., a Massachusetts corporation (the “Company”), and William L. Ballhaus (the “Executive”). WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of August 15, 2023, as amended to date (the “Agreement”); and WHEREAS, the parties hereto desire to amend the Agreement to add extend the Employment Period by an additional three years to August 15, 2030; and WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows: 1. Section 1 of the Agreement is amended and restated in its entirety to read as follows: “ 1. Employment Period. Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall be for a term (the “Employment Period”) commencing on the Effective Date and ending on August 15, 2030. The Employment Period shall automatically renew for additional twelve (12) month periods unless no later than thirty (30) days prior to the end of the applicable Employment Period either party gives written notice of non-renewal to the other, in which case Executive’s employment will terminate at the end of the then-applicable Employment Period, subject to earlier termination as provided in Section 3 hereof. Notwithstanding the foregoing, the Executive’s employment hereunder is terminable at will by the Company or by the Executive at any time (for any reason or for no reason), subject to the provisions of Section 4 hereof.” 2. All other provisions of the Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Agreement except to the extent specifically provided for herein. 3. The validity, interpretation, construction, and performance of this Second Amendment shall be governed by the laws of the State of Virginia. 4. This Second Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. [Remainder of Page Intentionally Left Blank]

1.1 2 IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the independent directors on the Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written. MERCURY SYSTEMS, INC. By: Steve Ratner Title: Chief Human Resources Officer EXECUTIVE: William L. Ballhaus